SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED BY PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement                  |_|    Confidential, For Use of the Commission Only
|X|    Definitive Proxy Statement                            (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Additional Materials
|_|    Soliciting Material Under Rule 14a-12

                       FNB Financial Services Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_| Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transactions:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      --------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

      (3) Filing Party:

      --------------------------------------------------------------------------

      (4) Date Filed:

      --------------------------------------------------------------------------

                       FNB FINANCIAL SERVICES CORPORATION
                              202 South Main Street
                        Reidsville, North Carolina 27320
             ------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   -------------------------------------------

                             To Be Held May 20, 2004

      Notice is hereby given that the Annual Meeting of Shareholders of FNB Financial Services Corporation (the "Corporation") will be held as follows:

            Place:                              Bryan Enrichment Center
                                                6275 Bryan Park Road
                                                Browns Summit, North Carolina

            Date:                               Thursday, May 20, 2004

            Time:                               1:00 P.M.

      The purposes of the Annual Meeting are:

      1. To elect two members of the Board of Directors, who will serve for terms of one year or until their successors are duly elected and qualified; and

      2. To consider and act on any other matters that may properly come before the Annual Meeting.

      The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting has been set by the Corporation's Board of Directors as the close of business on March 12, 2004. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation. We urge you to attend the Annual Meeting. It is extremely important that your shares be represented regardless of the number you own.

      EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO MARK, DATE, AND SIGN THE ENCLOSED APPOINTMENT OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY AND VOTE YOUR SHARES IN PERSON.

                                          Sincerely,

                                          /s/ Ernest J. Sewell
                                          -------------------------------------
                                          Ernest J. Sewell
                                          President and Chief Executive Officer
April 20, 2004

                       FNB FINANCIAL SERVICES CORPORATION

                               -------------------

                                 PROXY STATEMENT

                               -------------------

                         Annual Meeting of Shareholders
                           To Be Held On May 20, 2004

                               -------------------

      This proxy statement is being mailed to our shareholders on or about April 20, 2004 for solicitation of proxies by the Board of Directors of your Corporation, FNB Financial Services Corporation. Our principal executive offices are currently located at 202 South Main Street, Reidsville, North Carolina 27320, and our telephone number is (336) 342- 3346. As previously announced, the Corporation will relocate its headquarters to 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410 in late April of this year.

      In this proxy statement, terms such as "we," "us," "our" and the "Corporation" refer to FNB Financial Services Corporation. The term "Bank" means FNB Southeast, our wholly-owned, North Carolina banking subsidiary. The terms "you" and "your" refer to the shareholders of the Corporation.

                      INFORMATION ABOUT THE ANNUAL MEETING

      Your vote is very important. For this reason, our Board of Directors is requesting that you allow your common stock to be represented at the 2004 annual meeting of shareholders by the proxies named on the enclosed proxy card.

When is the annual meeting?                       Thursday, May 20, 2004 at 1:00 o'clock, p.m., Eastern Time.

Where will the annual meeting be held?            At the Bryan Enrichment Center, 6275 Bryan Park Road, Brown
                                                  Summit, North Carolina.

What items will be voted on at the
annual meeting?                                   1. ELECTION OF DIRECTORS. To elect two directors to
                                                     serve one year terms.

                                                  2. OTHER BUSINESS. To consider such other business as
                                                     may properly come before the annual meeting or any
                                                     adjournment there of.

Who can vote?                                     Only holders of record of our common stock at the close of business on March 12, 2 004 will be entitled to notice of and to vote at the annual meeting and any adjournment of the meeting.
                                                  On March 12, 2004, there were 5,497,596 shares of our common stock outstanding and entitled to vote (out of 40 million authorized shares of common stock) and 1,263 shareholders of record.

How do I vote by proxy?                          You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you return your signed proxy card before the annual meeting, the proxies will vote your shares as you direct. Joseph H.
                                                 Kinnarney, a director of the Corporation and the Bank, and
                                                 Michael W. Shelton, Senior Vice President, Chief Financial
                                                 Officer and Secretary of the Corporation and the Bank, are the
                                                 proxies.

                                                 For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from
                                                 voting. If a nominee for election as a director becomes unavailable for election at any time at or before the annual meeting, the proxies will vote your shares for a substitute nominee.

                                                 If you return your signed proxy card but do not specify how you want to vote your shares, the proxies will vote them "FOR" the election of all of our nominees.

                                                 If your shares are held in the name of a broker or other nominee
                                                 (i.e. held in "street name"), you will need to obtain a proxy instruction form from the street name holder of your shares and return the form as directed by such holder.

                                                 We are not aware of any other matters to be brought before the annual meeting. If matters other than those discussed above are properly brought before the annual meeting, the proxies may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?              You can change or revoke your proxy at any time before it is voted at the annual meeting in any of three ways: (1) by delivering a written notice of revocation to the Secretary of the Corporation; (2)
                                                 by delivering another properly signed proxy card to the Secretary with a more recent date than that of the proxy first given; or (3) by attending the annual meeting and voting in person. You should deliver your written notice or superseding proxy to the Secretary at our principal executive offices listed above.

How many votes can I cast?                       You are entitled to one vote for each share held of record on
                                                 March 12, 2004 on each nominee for election and each other matter presented for a vote at the annual meeting. You may not vote your shares cumulatively in the election of directors.

How many votes are required?                     If a quorum is present at the annual meeting, each director nominee will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. If you withhold your vote on a nominee, your shares will not be deemed to have been voted. Abstentions and broker non-votes are also not treated as votes cast and, therefore, will have no effect on the vote for the election of any director or on any other matters before the annual meeting. Any other matters properly coming before the annual meeting for a vote will require for approval a vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on that matter.

                                                  A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular matter because the nominee does not have discretionary authority on that matter and has not received instructions from the owner of the shares.

                                                  In the event there are insufficient votes present at the annual meeting for a quorum or to approve or ratify any proposal, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

What constitutes a "quorum" for
the annual meeting?                               A majority of the outstanding shares of our common stock entitled to vote at the annual meeting, present in person or represented by proxy, constitutes a quorum (a quorum is necessary to conduct business at the annual meeting). Your shares will be considered part of the quorum if you have voted by proxy.  Abstentions, broker non-votes and votes withheld from any director nominee count as "shares present" at the annual meeting for purposes of determining a quo rum.

Who pays for the solicitation of proxies?         We will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies.  In addition to solicitation by mail, our officers, directors and regular employees, as well as those of the Bank, may make solicitations personally, by telephone or otherwise without additional compensation for doing
                                                  so. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connec tion with this solicitation of proxies.

When are proposals for the 2005
annual meeting due?                               To be considered either for inclusion in the proxy materials solicited by the Board of Directors for the 2005 annual meeting, proposals must be received by the Secretary of the Corporation at our principal executive offices at 1501 Highwoods Boulevard,
                                                  Suite 400, Greensboro, North Carolina 27410 (or at P. O. Box
                                                  18807, Greensboro, North Carolina 27419) no later than
                                                  November 29, 200 4. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 1 4a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended ("1934 Act").

                                                  Any proposal not intended to be included in the proxy statement for the 20 05 annual meeting, but intended to be presented at that annual meeting, must be received by us at our principal executive offices listed above no later than February 17, 2005.

                              ELECTION OF DIRECTORS

      Our Board of Directors has fixed its number at eight members. In prior years, the number of directors was nine or more. Under the North Carolina law, boards with nine or more members may be divided into three or four classes serving multi-year terms. Because the number of directors is now fixed at eight, the persons elected to fill the two vacant Board seats will serve for terms of one year ending at the 2005 annual meeting or until their successors are duly elected and qualified, or until their earlier resignation, removal or death. Our bylaws do not include procedures for nominations of directors. The Board will consider nominations made by shareholders if made a reasonable period in advance of the printing and mailing of the proxy statement for the applicable annual meeting of shareholders. See "REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE" below.

      The following table provides information about the two nominees for election to the Board of Directors, as well as the six incumbent directors. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE TWO NOMINEES NAMED BELOW FOR A ONE-YEAR TERM.

                                                             Principal Occupation                   Director
Name and Age                                                and Other Directorships                  Since(1)
------------                                                -----------------------                  -----
NOMINEES

FOR a One-Year Term Ending in 2005:

O. Eddie Green, 69                                  Retired; previously Division Manager,              1970
                                                    Chandler Concrete Co., Inc. (concrete
                                                    supplier)

E. Reid Teague, 54                                  President and owner, Eden Oil Co., Inc.            2002

INCUMBENT DIRECTORS

SERVING a Three-Year Term Ending in 2005:

Gary G. Blosser, 56                                 President and owner of STM Landscape               1999
                                                    Services, Inc. (landscaping contractor)

Joseph H. Kinnarney, 50                             Doctor of Veterinary Medicine; President and       1988
                                                    owner of Reidsville Veterinary Hospital, Inc.

Kenan C. Wright, 51                                 President, The Wright Co. of N.C., Inc.            1990
                                                    (general contractor)

SERVING a Three-Year Term Ending in 2006:

Ernest J. Sewell, 63                                President and Chief Executive Officer of the       1995
                                                    Corporation and the Bank. Director of Annie
                                                    Penn Memorial Hospital. Vice Chairman,
                                                    Rockingham County Airport Authority.

Charles A. Britt, 54                                President and owner of Carolina Apothecary,        1985
                                                    Inc. and Belmont Pharmacy, Inc., Vice
                                                    Chairman of the Board of Directors of the
                                                    Corporation

Barry Z. Dodson, 55                                 Certified public accountant and owner of Barry     1997
                                                    Dodson, CPA.

(1) Refers to the year in which a person first was elected or appointed as a director of the Corporation or, if prior to our organization in 1984, the year in which such person first was elected a director of the Bank.

      Elton H. Trent, Jr. retired as of December 31, 2003 after thirty-four years of service as a director.

      We have no reason to believe that any of the nominees for election will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, however, the proxies will vote for the election of another person as they determine in their discretion or may allow the vacancy to remain open until filled by the Board. In no circumstance will any proxy be voted for more than two nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by you or, in the absence of direction, will be voted in favor of the election of the recommended nominees. An affirmative vote of a plurality of votes cast at the annual meeting is necessary to elect a nominee as a director.

Who serves on the Board of Directors of the Bank?

      The Bank currently has an eight member board of directors comprised of the same persons who are the directors of the Corporation. Those persons elected to the Board of the Corporation at the annual meeting will be also be elected by the Corporation as directors of the Bank.

                                STOCK OWNERSHIP

Who are the owners of the greatest percentage of our outstanding common stock?

      The following table shows the only "person" or "group", as defined under the 1934 Act, known to us to beneficially own more than 5% of our outstanding shares of common stock.

Name and Address             Amount and Nature of    Percent of Outstanding Common
of Beneficial Owner         Beneficial Ownership(1)     Stock on March 12, 2004
-------------------         -----------------------     -----------------------
Beck, Mack & Oliver, LLC           277,374                      5.05%
360 Madison Avenue
New York, New York 10017

(1) This information is based upon a copy of the Schedule 13G filed by Beck, Mack & Oliver, LLC with the SEC on January 27, 2004 and delivered to us by the filer.

How much common stock do our directors and executive officers own?

      The following table shows the beneficial ownership of our common stock by each director, each of the "named executive officers" identified in "REPORT OF THE COMPENSATION COMMITTEE" below, and all of the directors and named executive officers as a group. Rule 13d-3 under the 1934 Act provides that a person who beneficially owns shares if he or she has voting and/or investment power over those shares. The table includes shares owned by spouses, other immediate family members or in trust by the named individuals, shares held in retirement accounts or funds for the benefit of the named individuals, and shares held in other forms of ownership where the named individuals possess voting and/or investment power over the shares.

                                                Amount and Nature of           Percent of Outstanding Common
Name and Address of Beneficial Owner            Beneficial Ownership(1)           Stock on March 12, 2004(2)
------------------------------------            --------------------              -----------------------
Ernest J. Sewell                                     246,778(3)                            4.33%

Gary G. Blosser                                       16,516(4)                               0

Charles A. Britt                                      56,479(5)                            1.02%

Barry Z. Dodson                                       39,755(6)                               *

O. Eddie Green                                        62,009(7)                            1.12%

Joseph H. Kinnarney                                   47,888(8)                               *

E. Reid Teague                                         6,927(9)                               *

Kenan C. Wright                                       41,095(10)                              *

Pressley A. Ridgill                                   28,002(11)                              *

Wade H. Spears, III                                   15,967(12)                              *

All current directors and named executive            561,416                               9.54%
officers as a group (10 persons)(13)

--------------------
(1) Except as otherwise noted, all shares are owned and held of record by the named individual, his spouse or minor children, or other entities controlled by the named individual.

(2) Based upon 5,497,596 shares of outstanding common stock (and options held by the named individuals) as of March 12, 2004. An asterisk (*) indicates an amount less than 1% of outstanding shares.

(3) Includes 204,945 shares which Mr. Sewell could purchase under presently exercisable options and options that will be exercisable within 60 days ("Option Shares").

(4)   Includes 14,688 Option Shares held by Mr. Blosser.

(5)   Includes 26,167 Option Shares held by Mr. Britt.

(6)   Includes 26,493 Option Shares held by Mr. Dodson.

(7)   Includes 20,938 Option Shares held by Mr. Green.

(8)   Includes 29,168 Option Shares held by Mr. Kinnarney.

(9)   Includes 3,125 Option Shares held by Mr. Teague.

(10)  Includes 28,418 Option Shares held by Mr. Wright.

(11)  Includes 21,248 Option Shares held by Mr. Ridgill.

(12)  Includes 14,375 Option Shares held by Mr. Spears.

(13) Includes an aggregate of 389,565 Option Shares held by current directors and named executive officers.

                             OUR BOARD OF DIRECTORS
                               AND ITS COMMITTEES

How often did our Board of Directors meet during 2003?

      Our Board of Directors held 12 regular meetings during 2003. All director nominees incumbent directors attended more than 75% of the total number of meetings of the Board and its committees on which they served during the year. The Board of Directors of the Bank held a meeting in conjunction with each meeting of the Corporation's Board.

What committees does our Board have?

      The Corporation's Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The voting members of these Committees are appointed by the Board annually from among its members. Additionally, certain of our executive officers serve as non- voting, advisory members of certain committees. In addition, the Bank's Board of Directors has the following standing committees: the Executive Committee, the Audit Committee, the Planning Committee, the Asset Liability Committee, the Credit Management Committee and the Building Committee.

      Audit Committee. The Audit Committee is composed of four of our independent directors, Mr. Blosser, Chairman, and Messrs. Dodson, Britt, and Dr. Kinnarney. The Audit Committee meets as needed and, among other responsibilities, oversees the independent auditing of the Corporation, the system of internal controls that management has established and our internal audit functions, and the quarterly and annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"). In addition, the Committee selects the Corporation's independent auditors and reviews and approves the services of those auditors. The Audit Committee met four times during the year ended December 31, 2003. For more information about this Committee, please see 'REPORT OF THE AUDIT COMMITTEE" below.

      Compensation Committee. The Compensation Committee is composed of Dr. Kinnarney, Chairman, and Messrs. Dodson and Wright and Blosser. This Committee administers our compensation programs and has responsibility for matters involving the compensation of the executive officers of the Corporation and the Bank. The Committee also makes recommendations to the Board of Directors regarding the adoption of and amendments to employee benefit plans. All actions of this Committee are subject to review by the full Board of Directors. The Compensation Committee met three times during 2003. For more information about the Compensation Committee, please see "REPORT OF THE COMPENSATION COMMITTEE" below.

      Corporate Governance and Nominating Committee. In response to new corporate governance requirements, the Board established this Committee in 2004. Its members are Messrs. Blosser, Dodson, and Britt and Dr. Kinnarney. The Committee establishes corporate governance principles, evaluates qualifications of candidates for positions on the Board of Directors, nominates new and replacement members for the Board and recommends Board committee composition. It also facilities an annual evaluation by the directors of the Board and individual director performance. For more information about this Committee, please see "REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE" below.

How are our directors compensated?

      Our directors who are not officers or employees of the Corporation or the Bank are entitled to receive a retainer and fees for meetings of the Board and its committees. Directors who are employees receive only fees for Board meetings attended. We also reimburse directors for their travel expenses incurred in attending meetings. During 2003, each of our non-employee directors received a retainer of $8,088. As of January 1, 2004, the annual retainer was increased to $10,000. Additionally, directors received a fee of $650 for each meeting of the Board and $200 for each meeting of a committee of the Board attended (except that the Chairman of the Board receives a fee of $975 for each Board meeting attended and the Committee Chairmen receive a fee of $300 for attendance at each of their Committee meetings).

      In order to increase the stock ownership of directors in the Corporation, the directors are eligible for awards under the Corporation's Omnibus Equity Compensation Plan. In January of 2004, an award of options to acquire 12,500 shares was made to each director. These options granted in 2004 vest over a four year period beginning in 2005.

      All of the Corporation's directors are eligible to participate in the Corporation's Deferred Compensation Plan, which is intended to provide additional financial incentives and retirement security for the directors and certain senior management employees, and to allow for deferral of up to 100% of directors' fees. Under this Plan, deferred compensation is invested in a menu of mutual fund options offered under a Trust Agreement though Morgan Trust Company.

How can a shareholder nominate someone for election to the Board?

      Our bylaws do not include procedures for shareholder nominations of directors and the Board has not adopted a formal policy for shareholder nominations. However, the Corporate Governance and Nominating Committee will consider nominees for the Board by shareholders that are proposed in accordance with any advance notice procedures adopted by the Corporation from time to time and the procedures described in the section of this Proxy Statement entitled "When are proposals for the 2005 annual meeting due?" Shareholders wishing to recommend a director candidate may do so by providing detailed, advance written notice to the Corporation within a reasonable period in advance of the printing and mailing of the proxy statement for the applicable annual meeting of shareholders if no specific advance notice procedures apply.

      The Board of Directors may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board, the inspector of voting for an annual meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements. Written notice of nominations should be directed to the Corporate Secretary of the Corporation.

How can you communicate with the Board or its members?

      We do not have a formal procedures for shareholder communication with the Board of Directors. In general, our directors and officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for your Board of Directors, or any individual director, can be directed to Ernest J. Sewell, our President and Chief Executive Officer, or Pressley A. Ridgill, our Executive Vice President and Chief Operating Officer, at our principal executive offices (currently 202 South Main Street, Reidsville, North Carolina 27320, and after May 1, 2004, 1501 Highwoods Boulevard, Suite 400, Greensboro, North Carolina 27410). You may also direct correspondence to our Board of Directors, or any of its members, in care of the Corporation at the applicable foregoing address. In addition, shareholders may contact us through our website address at www.fnbsoutheast.com. The Board has delegated to Mr. Ridgill, or his designee, responsibility for determining in his discretion whether a communication addressed to the Corporation or the Board of Directors generally is appropriate for consideration by a director, the Board or a Board committee. Mr. Ridgill is required to direct all communications regarding personal grievances, administrative matters, the conduct of our ordinary course of business operations, billing issues, product or service related inquiries, order requests, and similar matters to the appropriate individual within the Corporation or the Bank. All other communications are to be submitted to the Board as a group, to the particular director or the Board committee to whom it is directed, or, if appropriate, the director or Board committee he believes is the most appropriate recipient, as the case may be.

What is our policy for director attendance at annual meetings?

      Although its is customary for all of our directors to attend annual meetings of shareholders, we have no formal policy in place requiring attendance. All Board members attended our 2003 annual meeting of shareholders held on May 15, 2003.

                          REPORT OF THE AUDIT COMMITTEE

      The Board of Directors has determined that all members of the Audit Committee are "independent," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. ("NASD"). The Audit Committee adopted a written charter, included as an appendix to our proxy statement for the 2002 annual meeting which was filed with the SEC on April 9, 2002. The charter is reviewed annually, and amended as needed, by the Committee. A copy of the charter, as amended in 2004, attached as Appendix A. A copy of the charter also is available on the "Investor Information" section of our website at www.fnbsoutheast.com.

      Under NASD corporate governance standards applicable to audit committee composition, our Audit Committee must have at least three members, all of whom are financially literate, and at least one member who has accounting or related financial management expertise. The Board has determined that Barry Z. Dodson qualifies as an "audit committee financial expert" and is "independent" as defined under applicable SEC and NASD rules and regulations. This determination was based, among other things, upon Mr. Dodson's extensive experience as a certified public accountant for over 31 years and his position as a CPA with his own accounting firm. The Board has also determined that the other members of the Audit Committee meet the relevant SEC and NASD financial literacy standards and are "independent."

      The Audit Committee has reviewed and discussed the audited financial statements with management of the Corporation and has discussed with PricewaterhouseCoopers, LLP ("PWC"), our independent auditors for the year ended December 31, 2003, the matters required to be discussed by Statement of Auditing Standards 61 (Communication With Audit Committee). In addition, the Committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1, and has discussed with PWC the firm's independence in providing audit services to us. Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                              Gary G. Blosser, Chairman
                              Charles A. Britt
                              Barry Z. Dodson
                              Joseph H. Kinnarney

                              INFORMATION ABOUT OUR
                          INDEPENDENT AUDITORS IN 2003

      PWC served as the Corporation's independent auditors for 2003. The Audit Committee has determined to request from a number of independent auditing firms (including PWC) proposals to serve as our independent auditors for the year ending December 31, 2004. The Committee's determination is intended to evaluate opportunities for the continued receipt of quality auditing and other services in a cost-effective manner. The determination was not the result of a disagreement with PWC about our financial statements. The Committee had not yet made a decision about the firm to be selected as of the date of this proxy statement. Representatives of PWC are expected to be present at the 2004 annual meeting, may make statements if they so desire, and will be available to respond to appropriate questions.

      Audit Fees. The aggregate fees of PWC for professional services rendered in connection with (i) the audit of the Corporation's annual consolidated financial statements for 2003 and 2002 and (ii) review of the consolidated financial statements included in our Quarterly Report filings on Form 10-Q during those fiscal years are estimated to be approximately $68,250 and $78,340, respectively.

      Audited-Related Fees. The aggregate fees of PWC for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included in "Audit Fees" above were $24,796 and $24,000 for 2003 and 2002. These fees were related to audits of employee benefit plans.

      Tax Fees. The aggregate fees of PWC for professional services to the Corporation for tax compliance, advice and planning during fiscal years 2003 and 2002 were $20,475 and $25,999, respectively.

      All Other Fees. PWC provided internal audit services to the Corporation during 2002 for which it received $114,579 in fees. In 2003, PWC provided products and services related to our implementation of procedures for complying with Sarbanes-Oxley Act of 2002 for which it received $6,150 in fees.

      Approval of Audit and Non-Audit Services. The services provided by PWC during 2003 were pre-approved by the Audit Committee in accordance with the policies and procedures of the Audit Committee set forth in the Committee's charter. The Audit Committee is required by its charter to pre-approve all audit and permissible non-audit services provided by our independent auditors. The Audit Committee may delegate pre-approval authority to a one or more designated members of the Audit Committee as it deems appropriate. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next regularly scheduled meeting. For 2003, all of the services provided by PWC were pre-approved by the Audit Committee. In 2002, the Audit Committee reviewed all services to be provided by PWC and management approved those services prior to the time the services were rendered. The Audit Committee has determined that the rendering of non-audit professional services by PWC, as identified above, is compatible with maintaining PWC's independence.

      The following table sets forth for the fiscal years indicated the percentage of independent auditor fees disclosed under "Audit-Related Fees," "Tax Fees" and "All Other Fees" above that were pre-approved by the Audit Committee and the type of pre-approval received.

----------------------------------------------------------------------------------------------------------------
                         PERCENTAGE (%) OF AUDITOR FEES PRE-APPROVED BY AUDIT COMMITTEE
----------------------------------------------------------------------------------------------------------------
                                                          Type of Pre-Approval
                       -----------------------------------------------------------------------------------------

                                                           Service or Product
                                                         Pre-Approved Pursuant           Waiver of Pre-Approval
                           Specific Service or             to Audit Committee               Applicable, but
Type of Audit Fees         Product Pre-Approved            Policy & Procedure              Approved Prior to
                                                                                          Completion of Audit
----------------------------------------------------------------------------------------------------------------
                        2003                 2002       2003                2002       2003                2002
----------------------------------------------------------------------------------------------------------------
Audit-Related Fees      100%                  0%         0%                  0%         0%                  0%
----------------------------------------------------------------------------------------------------------------
Tax Fees                100%                  0%         0%                  0%         0%                  0%
----------------------------------------------------------------------------------------------------------------
All Other Fees          100%                  0%         0%                  0%         0%                  0%
----------------------------------------------------------------------------------------------------------------

                     REPORT OF THE CORPORATE GOVERNANCE AND
                              NOMINATING COMMITTEE

      The Corporation's Board of Directors established a Corporate Governance and Nominating Committee in February of 2004. During 2003, the full Board of Directors served as the nominating committee and met once in that capacity. All members of the Corporate Governance and Nominating Committee are "independent," as that term is defined in NASD Rule 4200(a)(15). A copy of this Committee's charter is available on the "Investor Information" section of our website at www.fnbsoutheast.com. This Committee establishes corporate governance policies, evaluates qualifications and candidates for positions on the Board of Directors, nominates new and replacement members for the Board of Directors and recommends Board committee composition. In addition, the Corporate Governance and Nominating Committee facilitates an annual evaluation by Board members of the Board of Directors as a whole and individual director performance.

      Process for Nominating Directors. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to shareholders for election at each annual meeting. The Committee identifies director nominees from various sources such as officers, directors, and shareholders. In 2003, the Board of Directors did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Committee will consider and evaluate a director candidate recommended by a shareholder in the same manner as a Committee-recommended nominee. The Committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the Board and the nominee's: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to stock ownership. Where appropriate, the Committee will ultimately recommend nominees that it believes will enhance the Board's ability to manage and direct, in an effective manner, our affairs and business. Additional factors the Committee may consider in evaluating candidates include:
(i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill, integrity and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) lack of potential conflicts of interest with other pursuits;
(vii) whether the candidate is a party to any action or arbitration adverse to the Corporation or the Bank; (viii) financial and accounting background to enable the Committee to determine whether the candidate would be suitable for Audit Committee membership or quality as an "audit committee financial expert;"
(ix) executive compensation background, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; and
(x) the size and composition of the existing Board. In addition, candidates must be willing and able to devote the required amount of time to our business. In evaluating candidates, the Committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

      Before nominating a current director for re-election at an annual meeting, the Committee will consider the director's performance on the Board and whether the director's re-election will be consistent with our corporate governance policies.

                         Gary G. Blosser                     Barry Z. Dodson
                         Charles A. Britt                    Joseph H. Kinnarney

                               EXECUTIVE OFFICERS

      The following table provides information about the current executive officers of the Corporation and the Bank.

                                                                                          Employed by the
                                           Positions Held During                  Corporation and/or
Name                    Age                 The Past Five Years                     the Bank Since
----                    ---                 -------------------                     --------------
Ernest J. Sewell        63       President, Chief Executive Officer and                  1995
                                 Director of the Corporation and the Bank.

Pressley A. Ridgill     51       Executive Vice President and Chief                      2000
                                 Operating Officer of the Corporation and
                                 the Bank.  He previously was Executive
                                 Vice President and Chief Financial Officer
                                 of First Commerce Bank, Charlotte, North
                                 Carolina.

Wade Spears, III        53       Senior Vice President and Senior Credit                 1999
                                 Officer of the Bank.  He previously was
                                 Senior Loan Administrator of Triangle
                                 Bank.

Michael W. Shelton      42       Senior Vice President and Chief Financial               1996
                                 Officer of the Corporation and Bank;
                                 Secretary and Treasurer of the Company.

                             EXECUTIVE COMPENSATION

      The following table sets forth for the years shown the cash and other compensation paid to, received or deferred by, or accrued for the benefit of our President and Chief Executive Officer and each of our other executive officers whose annual salary and bonus in 2003 exceeded $100,000 (the "named executive officers"). Each named executive officer serves both the Corporation and the Bank in the offices noted, and cash compensation of each named executive officer is paid by the Bank, not the Corporation.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                         Long-Term Compensation
                             ----------------------------------------    ----------------------------------------

                                                                                     Awards              Payouts
                                                                         -----------------------------   ---------
                                                                                         Securities                      All
                                                          Other Annual   Restricted      Underlying        LTIP         Other
Name and Principal                    Salary    Bonus     Compensation     Stock        Options/SARs      Payouts    Compensation
Position                     Year     ($)(1)    ($)(2)         ($)       Awards ($)    (in shares) (3)      ($)         ($)(4)
----------------------       ----     ------   -------    ------------   ----------    ---------------   ---------   ------------
Ernest J. Sewell,            2003     290,004  103,454         --           --              37,500          --          17,071
President and Chief          2002     278,850   37,776         --           --                  --          --          17,071
Executive Officer            2001     268,770   80,325         --           --              28,125          --          17,071

Pressley A. Ridgill,         2003     147,435   39,709         --           --              15,625          --              --
Executive Vice               2002     140,414   22,500         --           --                  --          --              --
President/Chief              2001     130,000       --         --           --              17,500          --              --
Operating Officer

Wade H. Spears, III          2003     115,304   21,619         --           --              12,500          --              --
Senior Vice President/       2002     110,869   11,842         --           --                  --          --              --
Senior Credit Officer        2001     107,640   10,296         --           --               7,500          --              --

---------------
(1) Consists of salary payable to the named executive officer, including portions of salary deferred at his election.

(2) Consists entirely of cash bonuses paid to the named executive officer under the Annual Management Incentive Plan.

(3) All options have been adjusted to reflect the 5-for-4 stock split, effected as a 25% stock dividend, paid on December 26, 2003.

(4) The amount listed includes the present value of the yearly interest forgone on the non-term premium paid under split-dollar life insurance arrangements with the named executive officer. These insurance arrangements are being restructured to provide for the payment of premiums by the named executive officer.

Equity Compensation Plan Information

      The following table presents, as of December 31, 2003, the numbers of shares of common stock to be issued upon the exercise of outstanding options, the weighted-average price of the outstanding options and the number of options remaining that may be issued under the Corporation's Omnibus Equity Compensation Plan described below.

----------------------------------------------------------------------------------------------------------------
                                                                                       Number of securities
                                                                                     remaining available for
                                                                                      future issuance under
                               Number of Securities to        Weighted-average      equity compensation plans
                               be issued upon exercise        exercise price of       (excluding securities
                               of outstanding options,      outstanding options,           reflected in
     Plan Category               warrants and rights         warrants and rights           column (a))
----------------------------------------------------------------------------------------------------------------
                                         (a)                         (b)                       (c)
----------------------------------------------------------------------------------------------------------------
Equity compensation                   901,409(1)                   $12.44(1)                 411,491(1)
plans approved by
security holders
----------------------------------------------------------------------------------------------------------------
Equity compensation                        -0-                         -0-                        -0-
plans not approved by
security holders
----------------------------------------------------------------------------------------------------------------
     Total                            901,409                      $12.44                    411,491
----------------------------------------------------------------------------------------------------------------

(1) All options and exercise prices have been adjusted to reflect the 5-for-4 stock split, effected in the form of a 25% stock dividend, paid on December 26, 2003.

Long-Term Compensation Program

      To enable the Corporation to attract, retain and motivate key employees and directors, the Board of Directors adopted the Omnibus Equity Compensation Plan ("Omnibus Plan"), which was approved by our shareholders at the 1996 annual meeting, and amended and restated by a vote of the shareholders at the 2001 annual meeting. The Omnibus Plan has a ten-year term. The objective of the Omnibus Plan is to provide the Board of Directors with the means to reward achievement of long-term goals in a manner more flexible than that provided by the Corporation's previous long-term incentive compensation arrangements. Under the Omnibus Plan, restricted stock, stock options, performance shares (payable in cash, restricted stock, or unrestricted stock) deferred stock, stock appreciation rights, stock awards and other stock-based awards may periodically be granted in various combinations to employees and directors. Each recipient of an award under the Omnibus Plan must enter into a written agreement with the Corporation setting forth the restrictions, terms, and conditions of that particular award.

      While no formal system is employed in determining the number of awards granted, the Committee does consider the individual's level of responsibility and the number of previously granted awards. The number and frequency of the grants are in line with the Corporation's industry competitors based on survey information and data compiled by the consultant engaged by the Compensation Committee.

      Plan Administration. The Omnibus Plan is administered by the Compensation Committee. With respect to the Omnibus Plan, the Committee is authorized:

      o to make all determinations regarding the persons to whom, and the numbers of shares and amounts for which, stock options will be granted;

      o     to specify the terms of all awards or grants;

      o     to interpret and make all other determinations;

      o     to prescribe, amend and rescind rules and regulations of operation;
            and

      o to take other actions relating to and reasonable or advisable in administering the Omnibus Plan.

      Stock Options. An option is a right that may be granted by the Compensation Committee to an employee or director under the Omnibus Plan to purchase a specified number of shares of common stock during a specified period of time and at an agreed upon purchase price (the "exercise price"). Stock options granted to employees may be incentive stock options ("ISOs") pursuant to
Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified options ("NSOs"). Directors may only receive grants of NSOs. The exercise price of common stock covered by each option granted will be set by the Committee at the time the option is granted, but with respect to ISOs may not be less than 100% of the fair market value (as determined by the Committee in such manner as it, in its sole discretion, deems to be reasonable and appropriate) of a share of common stock at the time the ISO is granted (or 110% of the fair market value in the case of an ISO granted to an optionee who owns more than 10% of the outstanding voting common stock). The exercise price of NSOs must be 100% of fair market value.

      Each option will vest and become exercisable as specified by the Committee and, to the extent not previously exercised, will expire and may not be exercised after the earlier of:

      (i) the expiration date set by the Compensation Committee at the time of grant (which may be no more than ten years after the date of grant, or five years in the case of an ISO granted to an employee who owns more than 10% of the outstanding voting common stock);

      (ii) 90 days after the date of termination of the employee's employment other than by reason of his or her death or disability (as defined in the Omnibus Plan); or

      (iii) twelve months following the termination of the employee's employment as a result of his or her death or disability.

      With respect to ISOs, the aggregate fair market value (determined as of the date of grant) of common stock for which all such options granted to any employee may become exercisable for the first time in any calendar year may not exceed $100,000; and, in connection with any option granted, the Compensation Committee may impose such other restrictions or conditions as it may deem appropriate.

      At the time an option is exercised, the optionee must make full payment of the aggregate exercise price for shares being purchased. Payment shall be made in cash. Optionees will have no rights as stockholders with respect to any shares covered by options granted to them until those options have been exercised and the exercise price for the shares has been paid.

      ISOs granted under the Omnibus Plan are intended to qualify for favorable income tax treatment. Under the Code, an optionee is not taxed in the year in which an ISO is exercised, unless the alternative maximum tax rules apply. If an optionee holds common stock purchased upon the exercise of an ISO for a period of at least two years following date of grant and at least one year from the date the ISO is exercised (or dies while owning stock), then, upon disposition of the common stock (or upon death while owning the stock), he or she (or his or her estate, as applicable) will realize capital gain equal to the excess of the sale price of the common stock over the exercise price. The Corporation will not be permitted to take a tax deduction at any time in connection with ISOs, unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. If the optionee exercises the ISO prior to the expiration of the two holding periods, the optionee will realize ordinary income equal to the lesser of:

      (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or

      (ii)  the difference between the exercise price and sales price,

and the Corporation is allowed to take a deduction for the same amount.

      Adjustments of Rights in Certain Events. In the event of increases, decreases or changes in the outstanding common stock resulting from a merger, consolidation, stock dividend, stock split, combination, exchange of shares, recapitalization, or change in capitalization, the total number of shares authorized under the Plan and subject to options outstanding and the purchase price per share will be proportionately and appropriately adjusted.

      In December of 2003, the Compensation Committee adjusted the exercise price of all options outstanding under the Omnibus Plan in order to reflect the effect of the December 26, 2003 stock split on the fair market value of the Corporation's Common Stock. In addition, as a result of the December 26, 2003 stock split, the aggregate number of shares authorized under the Omnibus Plan and options outstanding were proportionately adjusted.

      Change in Control Transactions. Immediately prior to an "acceleration event," each outstanding option will become immediately vested and may be exercised in full under the terms of the Omnibus Plan. An "acceleration event" includes:

      o a tender or exchange offer for shares of outstanding common stock of the Corporation;

      o any person or entity (or group of persons and/or entities) acquire at least 20% of our outstanding common stock;

      o our shareholders approve a merger of the Corporation into another business entity;

      o the identities of a majority of the directors changes over any 24 month period other than by reason of nominations for election approved by the Board of Directors; and

      o the acquisition of 5% or more of our outstanding shares and the determination by the Board of Directors that such acquisition is a "potential change in control".

If, however, any of the foregoing events has been approved by the Board of Directors, such event does not constitute an "acceleration event" absent an affirmative determination by the Compensation Committee deem it to be an "acceleration event."

      Amendments. The Board of Directors may, from time to time, amend, suspend, or terminate the Omnibus Plan. However, no such action will adversely affect any rights under any then outstanding award, and the Board shall not:

      (i) increase the maximum number of shares of common stock authorized for the Omnibus Plan,

      (ii)  alter the group of persons eligible to receive awards;

      (iii) reduce the basis upon which the minimum option price of an ISO is determined;

      (iv)  extend the period within which ISOs may be granted; or

      (v) provide for an award that is exercisable during a period of more than ten years from the date it is granted.

      Tax Withholding. As a condition to the distribution of shares of common stock upon the exercise or vesting of options under the Omnibus Plan, the Corporation may require that the employee pay to the Corporation, or the Corporation may withhold, the amount of any federal or state income or other taxes applicable to income that the optionee is considered to realize from such delivery and that the Committee believes the Corporation is required by law to withhold.

      Option Grants. During 2003, the Board of Directors awarded options to purchase 118,125 shares of common stock (adjusted to reflect the five-for-four stock split, effected as a 25% stock dividend, paid as of December 26, 2003) to 27 employees at an exercise price of $13.44 per share. Of the options granted to employees during 2003, no options have expired unexercised and 3,500 have been forfeited and are available for grant under the Plan.

      The following table provides certain information with respect to the grant of stock options to the named executive officers made during fiscal year ended December 31, 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
------------------------------------------------------------------------------------------------

                              Number of        % of Total       Exercise
                              Securities         Options         or Base
                              Underlying       Granted to       Price on
                               Options          Employees     Date of Grant      Expiration
         Name                 Granted(1)     in Fiscal Year     ($/sh)(2)           Date
    --------------          -------------    --------------   -------------      ----------
Ernest J. Sewell                37,500           31.75%          $13.44         January 7, 2013

Pressley A. Ridgill             15,625           13.23%          $13.44         January 7, 2013

Wade H. Spears, III             12,500           10.58%          $13.44         January 7, 2013

-------------------
(1) All stock options were granted as of January 7, 2003 and have been adjusted to reflect the 5-for-4 stock split, effected as a 25% stock dividend, paid as of December 26, 2003. Of the stock options granted to the named executive officers under the Omnibus Plan, 25% of the options will vest each year beginning on January 7, 2004.

(2) Represents the fair market value of the Corporation's common stock on the date of grant (January 7, 2003).

                       AGGREGATED OPTION EXERCISES IN 2003
                     AND OPTION VALUES AT DECEMBER 31, 2003

      The following table sets forth certain information concerning options to purchase common stock held by the named executive officers during the year ended December 31, 2003, the aggregate value of gains on the date of exercise, and the value of unexercised options as of December 31, 2003.

                                                            Number of Securities
                                                           Underlying Unexercised         Value of Unexercised
                                                                 Options at              In-the-Money Options at
                                                            December 31, 2003(#)(1)      December 31, 2003 ($)(2)
                                                       ------------------------------  -----------------------------

                           Shares
                         Acquired on       Value
Name                    Exercise (#)   Realized ($)    Exercisable      Unexercisable  Exercisable     Unexercisable
                        -------------  ------------    -----------      -------------  -----------     -------------
Ernest J. Sewell              0              0           193,226           51,563      $1,433,368         $387,493
Pressley A. Ridgill           0              0            15,781           26,719      $  166,148         $216,700
Wade H. Spears, III           0              0            10,625           16,250      $   95,324         $119,855

--------------------
(1) All options and exercise prices have been adjusted to reflect the 5-for-4 stock split, effected as a 25% stock dividend, paid as of December 26, 2003.

(2) Value is based on the difference between the exercise price of stock options and the closing price of stock options of our common stock on December 31, 2003 of $20.05.

Pension Plans

      The Corporation maintains a funded, qualified defined benefit pension plan in which substantially all of our full- time employees who have been continuously employed for a period of twelve months participate (the "Employees' Pension Plan") and an unfunded, non-qualified defined benefit pension plan known as the Benefit Equivalency Plan for certain senior management employees (collectively the "Pension Plans"). The amount of "compensation" covered by the Pension Plans each year is a participant's annual base salary and bonus. At his or her retirement, a participant's annual benefit under the Pension Plans is based on his or her average covered compensation for any five consecutive plan years during the last ten years preceding normal retirement age ("Final Average Compensation"), supplemented in the case of those employees participating in the Benefit Equivalency Plan by amount equal to 3.25% (in the case of Mr. Sewell by an amount equal to 6%), of the participant's Final Average Compensation multiplied by his or her years of service.

      The table below sets out the estimated annual pension benefit payable under the Pension Plans for a participant at age 65 for various levels of Final Average Compensation and years of service, as supplemented in the case of those employees participating in the Benefit Equivalency Plan. The benefits payable under the Benefit Equivalency Plan are fully offset by benefits paid under the Employees' Pension Plan and are partially offset by Social Security benefits. The table does not reflect these offsets.

                                                        Years of Service
                                         ------------------------------------------------
               Final
        Average Compensation
                                         5 Years     10 Years      15 Years     20+ Years
                                         -------     --------      --------     ---------
 $100,000...........................      16,300       32,500        48,800       65,000
  150,000...........................      24,400       48,800        73,100       97,500
  200,000...........................      32,500       65,000        97,500      130,000
  250,000...........................      40,600       81,300       121,900       130000
  300,000...........................      48,800       97,500       146,300       130000
  350,000...........................      56,900      113,800       170,600       130000
  400,000...........................      65,000      130,000       195,000      260,000
  450,000...........................      73,100      146,300       219,400      292,500
  500,000...........................      81,300      162,500       243,900      325,000

      The covered compensation of the named executive officers under the Pension Plans for 2003 is set forth in the Annual Compensation column of the Summary Compensation Table. The years of service for each of the named executive officers under the Pension Plans (rounded to the nearest whole number) as of December 31, 2003 are: Mr. Sewell, 9 years; Mr. Ridgill, 3 years; and Mr. Spears, 4 years.

Change in Control, Severance and Employment Arrangements

      In 1995, Mr. Sewell, President and Chief Executive Officer, entered into an Employment Agreement with the Corporation and the Bank. The Agreement initially had a three-year rolling term, meaning that its term was automatically extended each month so that a three-year term remained in effect. In 2002, the Agreement was amended to provide for a fixed term ending January 31, 2006. Mr. Sewell's annual base salary under the Agreement was $290,004 for 2003 (increased to $301,604 as of January 1, 2004). The Agreement provides for a number of benefits, including participation in various compensation plans offered to our employees and senior management. These plans include the Corporation's Omnibus Plan, the Annual Management Incentive Plan, and the Benefit Equivalency Plan (supplemental executive retirement). Mr. Sewell is also a participant in the Corporation's Deferred Compensation Plan. Under the Agreement, the

Corporation maintained split-dollar life insurance agreements with Mr. Sewell, and together with Mr. Sewell, maintained a related life insurance policies owned by Mr. Sewell providing $500,000 of total coverage on his life for the benefit of his estate, beneficiaries designated by him, and/or trusts created by him. These split-dollar arrangements are being restructured to provide for payment of premiums by the named executive officer. Under this Agreement, if there is a "change in control" of the Corporation, Mr. Sewell may, under certain circumstances, terminate his employment with the Corporation and the Bank, and thereafter continue to receive his annual base salary for a period of two years and eleven months, in addition to any other benefits to which he is entitled under the Agreement.

      As discussed more fully in the "Report of the Compensation Committee" below, the stock options awarded under the Omnibus Plan to our officers and directors grant such persons the right to acquire up to a specified number of the Corporation's shares at certain times in the future at a fixed price, and thereby reward the recipients for their contribution to increases in the market value of our shares. In the event of a "change in control" or a "potential charge of control" of the Corporation, benefits under the Omnibus Plan vest and become vested and exercisable immediately.

      The Board of Directors has adopted two severance policies for our senior officers. Under the first severance policy, any officer (other than an officer covered by a currently effective severance agreement) who has been employed for five years or more and who has attained the office of Senior Vice President or above is entitled to receive salary continuation payments at his or her then salary level if his or her employment by the Corporation or the Bank is terminated "without cause." Any officer covered by this policy would also be entitled to payments in the event of a "change in control" of the Corporation or the Bank and if the officer is not offered a position with the Corporation or the Bank, or the successor of either, at the officer's current salary or if the officer is required to maintain an office more than 25 miles from his or her office before the "change in control." Any officer employed for less than ten years would receive payments for one year, any officer employed for more than ten years but less than 15 years would receive monthly payments for 18 months, and any officer employed for more than 15 years would receive payments for two years.

      The second severance policy also covers our officers who have attained the level of Senior Vice President or above, have been employed for less than five years and are recommended for participation by our President and Chief Executive Officer and Board of Directors. Senior officers subject to this second policy receive payments only if they are terminated as a result of a "change in control." Any officer employed for less than three years would receive monthly payments for six months, and any officer employed for more than three years but less than five years would receive monthly payments for nine months. In the case of Mr. Ridgill, by agreement the monthly payment period would be eighteen months.

      Under both severance policies, payments to any officer would immediately cease if the officer became an officer, director, employee, consultant, or more than one percent owner of any bank or savings and loan institution within 50 miles of our principal executive offices and in connection with such position is responsible for soliciting or servicing depositors, borrowers or other customers. No amounts have ever been paid under either severance policy.

      The Board of Directors has annually adopted for a number of years an Annual Management Incentive Plan. Annual incentives exist as a means of linking compensation to objective performance criteria that are within the control of the executive officers. Under the Annual Management Incentive Plan, certain of our officers and management employees are awarded incentive compensation, based in part on the Corporation's achievement of specified goals, such as a minimum net income, over a specified period (generally one calendar year) and the officer's achievement of certain goals relating to the functions of the particular officer. If the Corporation does not meet the specified goals, discretionary awards may be made to certain officers and management employees if they meet planned individual goals during the specified period, as recommended by the President and Chief Executive Officer of the Corporation.

      Certain of our highly compensated employees, including Mr. Sewell, are eligible to participate in the Corporation's Benefit Equivalency Plan, which is a supplemental executive retirement plan, intended to "make whole" those employees whose compensation under the Corporation's Employees' Pension Plan is limited by applicable governmental restrictions due to their compensation level. This Plan generally provides benefits equal 3.25%, 6% in the case of Mr. Sewell, of a participant's Final Average Compensation at age 65, multiplied by the participant's years of service, and reduced by the amount of benefits payable upon retirement under the Pension Plan and one-half of the primary Social Security benefit. The Plan includes certain early retirement benefits.

                      REPORT OF THE COMPENSATION COMMITTEE

      General. It is the policy of the Compensation Committee to provide and maintain a fully competitive, performance-based compensation program that will enable the Corporation and the Bank, to attract, motivate and retain qualified executive officers. A copy of this Committee's charter is available on the "Investor Information" section of our website at www.fnbsoutheast.com.

      During 2003, the Corporation's executive compensation program provided for annual compensation consisting of base salaries combined with cash incentive bonuses based on our financial performance, and long-term compensation consisting of periodic stock option awards. The Corporation also provided certain other compensation plans customary for companies of comparable size. The annual and long-term compensation programs are intended to be competitive with median levels of incentive compensation paid by our competitors and were developed based upon an analysis of surveys of compensation programs of financial institutions of similar size and characteristics in North Carolina and the southeast United States as reported in various sources, including the North Carolina Bankers Association Survey and the Bank Administration Institute Survey.

      The Committee provides recommendations regarding the compensation of Mr. Sewell, our President and Chief Executive Officer, to the Board of Directors for its consideration. In addition, the Committee also sets forth recommendations involving compensation policies, incentive compensation, long term equity participation and benefit plans generally. The Committee delegates to Mr. Sewell the responsibility to determine appropriate levels of salaries and incentive bonuses for our other officers, including the other named executive officers, within ranges approved by the Committee. Primary consideration is given to individual performance and to attainment of individual goals and objectives that are established at the beginning of each year. Additional consideration is given by both the Committee (with regard to Mr. Sewell) and Mr. Sewell (with regard to other officers) to the demonstration of the leadership skills needed to enable the Corporation to achieve the business objectives established by the Board of Directors.

      The following is a discussion of each element of the compensation program for 2003 with respect to Mr. Sewell and the other named executive officers.

      Annual Compensation Program. The 2003 base salary for Mr. Sewell was set on an objective basis by the Board of Directors based on the recommendation of the Compensation Committee using specific performance criteria within a range determined by the Committee to be competitive. The Committee concluded his prior achievements and those of the other executive officers were significant in terms of our growth and profitability and that Mr. Sewell's 2003 base salary level was reasonable and in accordance with the salary administration guidelines prepared from peer group data.

      The 2003 salaries of the other executive officers were set, within ranges approved by the Compensation Committee, by Mr. Sewell based on his evaluation of the performance and levels of responsibility of each officer and the officer's contribution to the Corporation's financial performance for the prior fiscal year. The salary ranges were set by the Compensation Committee based on its evaluation of the level of demands and responsibility required by each executive position, the officers' prior achievements, and the levels of compensation paid by financial institutions of comparable size for similar positions.

      The cash incentive bonuses paid for 2003 to Mr. Sewell and to each of the other executive officers were determined under the terms of the 2003 Annual Management Incentive Plan based on our 2003 financial performance, measured in terms of net income and each participant's individual performance in achieving profit center, cost efficiency, loan production, and other similar operational goals and objectives. The Annual Management Incentive Plan uses a "target bonus" approach to determine the size of each participant's bonus. A participant's base salary and salary grade as of the first day of the fiscal year is used to determine his or her target bonus. During 2003, individual target bonuses, as a percentage of annual base salary, ranged from a low of 5% to a high of 35%. The overall bonus fund is the sum of the target bonuses of all participants. Actual bonus amounts for participants in the Annual Management Incentive Plan may be higher or lower than their target bonus amounts and are based upon a comparison of the Corporation's actual performance to the designated performance measures and upon the participant's achievement of his or her individual goals and objectives. The maximum bonus for any participant generally may not exceed 122.5% of his or her target bonus. Payment of bonuses under the Annual Management Incentive Plan are made annually within approximately 30 days of the end of the fiscal year. For the year ended December 31, 2003, we met a majority of the designated performance measures, resulting in an overall bonus fund of 84% of target bonuses.

      Other forms of annual compensation paid to named executive officers in 2003 include the Corporation's matching contributions to each officer's account under the 401(k) Plan. The matching contributions for Mr. Sewell and the other executive officers were based on a formula contained in the terms of the 401(k) Plan and were not related to the Corporation's or the individual officer's performance for the year.

      The Corporation also provides Mr. Sewell and certain officers the same benefits that are afforded to all of our employees, including matching contributions under a defined contribution plan, retirement benefits under the Company's Pension Plans and group insurance covering health, life and disability. Also, Mr. Sewell and selected executive officers participate in the Benefit Equivalency Plan. Additionally, Mr. Sewell and the Corporation and the Bank are parties to a split-dollar insurance agreement. These plans and benefits are reasonable and frequently provided by other similar sized financial institutions, and are considered by the Committee as part of a total compensation program.

      The Committee carefully reviewed the salary and benefit recommendations made to the Board of Directors with the assistance and advice of an outside consulting organization and believes all approved increases and benefit grants were in line with independently compiled survey information. The Board of Directors believes that these executive officer compensation policies and programs effectively promote the Corporation's interests and enhance shareholder value.

      This report is submitted by the following members of the Compensation Committee of the Board of Directors as of the time period in which the foregoing actions of the Committee were taken:

                                Gary G. Blosser
                                Barry Z. Dodson
                                Joseph H. Kinnarney, Chairman
                                Kenan C. Wright

Five-Year Stock Performance Table

      The following table illustrates the cumulative total shareholder return on our common stock over the five-year period ended December 31, 2003 and the cumulative total return over the same period on The Nasdaq Stock Market Index (U.S.) and The Carson Medlin Company Independent Bank Index of 22 independent community banks located in seven southeastern states, with assets averaging approximately $637 million. The table assumes $100 originally invested on December 31, 1997 and that all subsequent dividends were reinvested in additional shares.

                       FNB FINANCIAL SERVICES CORPORATION
                Comparison of Cumulative Total Shareholder Return
                             Years Ended December 31

  [THE FOLLOWING TABLE WAS DEPICTED AS A LINE GRAPH IN THE PRINTED MATERIAL.]

                                    1998    1999    2000    2001    2002    2003
                                    ----    ----    ----    ----    ----    ----
FNB Financial Services               100      65      65      97     119     178
Corporation
Independent Bank Index(1)            100      94      89     110     136     176
Nasdaq Index                         100     185     112      89      61      92

---------------
(1) The Carson Medlin Company Independent Bank Index is a published industry index of the total return to shareholders over the past five years of 22 similarly-sized independent community banks located in the Southeastern United States.

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee is or has been an employee of the Corporation or any of its subsidiaries. None of our executive officers serve on the compensation committee or as a director of another entity of which an officer or director of the Corporation serves on the Compensation Committee.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Directors, executive officers, and greater than 10% shareholders of the Corporation are required by Section 16(a) of the 1934 Act to file reports with the SEC regarding the amount of and changes in their beneficial ownership of common stock. Copies of these filings are required to be given to the Corporation.

      Other than as noted below, based solely on a review of the copies of such forms we received and written representations from the Corporation's executive officers and directors, we believe that during the fiscal year ended December 31, 2003, all of its executive officers and directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except Elton H. Trent, Jr., E. Reid Teague, and Dr. Joseph H. Kinnarney. A Form 4 report for each of the directors named below was not filed on a timely basis. The directors at all times believed that they were in compliance with applicable law with respect to these transactions, and a Form 4 for each of Mr. Trent, Mr. Teague, and Dr. Kinnarney was filed as soon as they were aware of the filing requirement.

                          TRANSACTIONS WITH MANAGEMENT

      The Bank has had, and expect to have in the future, lending transactions in the ordinary course of business with many of our officers and directors and with associates of such persons. All loans and commitments included in such transactions during 2003 were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                  ANNUAL REPORT

      Our Annual Report on Form 10-K for the year ended December 31, 2003, which includes consolidated financial statements audited and reported upon by the Corporation's independent auditors, as well as our 2003 Annual Report to shareholders, are being mailed along with this proxy statement. It is not intended, however, that such consolidated financial statements, the audit report thereon or the Annual Report to shareholders be a part of this proxy statement or a solicitation of proxies.

      THE FORM 10-K FILED BY THE CORPORATION WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED TO YOU FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED
TO: FNB FINANCIAL SERVICES CORPORATION, POST OFFICE BOX 2037, REIDSVILLE, NORTH CAROLINA 27320-2037, ATTENTION: MICHAEL W. SHELTON (336-634-4775).

                                                                      APPENDIX A

                       FNB FINANCIAL SERVICES CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER
                     (Revised and Approved January 22, 2004)

PURPOSE

The purpose of the Audit Committee ("Committee") is to assist the Board of Directors ("Board") of FNB Financial Services Corporation ("Company") in fulfilling its oversight responsibilities for (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and
(4) the performance of the Company's internal audit function and independent auditors. The Committee is also responsible for preparation of the report that SEC rules require be included in the Company's annual proxy statement.

AUTHORITY

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is specifically empowered to:

      o Appoint, compensate, retain and oversee the work of the independent accounting firm engaged to conduct the annual audit of financial statements. This firm will report directly to the Committee and the Committee has ultimate authority to approve all audit engagement fees and terms.

      o Resolve any disagreements between Company management and the independent auditor regarding financial reporting.

      o Pre-approve all auditing and permitted non-audit services performed by the Company's independent audit firm.

      o Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.

      o Seek any information it requires from employees - all of whom are directed to cooperate with the Committee's requests - or external parties.

      o Meet with Company officers, independent auditors, or outside counsel, as necessary.

      o The Committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting for ratification.

COMPOSITION

The Committee will consist of at least three and no more than six members of the Board. The Board will appoint Committee members and the Committee chairperson.

Each Committee member will be both independent (as enumerated in Section 10A(m) of the Securities Exchange Act of 1934) and financially literate. At least one member shall be designated as a "financial expert," as defined by applicable legislation and regulation. No Committee member shall simultaneously serve on the Audit Committees of more than two other public companies. NOTE: Refer to end of Charter for details regarding Section 10A(m).

MEETINGS

The Committee will normally meet four times a year, with authority to convene additional meetings, as circumstances require. All Committee members are expected to attend each meeting, in person or via teleconference. The Committee will invite members of management, independent auditors, internal auditors, or others to attend meetings and provide pertinent information, as necessary. The Committee will meet separately, periodically, with management, with internal auditors and with independent auditors. It will also meet periodically in executive session. As a general practice, meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared and presented a t the next Committee meeting for approval. Minutes will be signed by the Chairperson and the recording secretary.

                                                                      APPENDIX A

                       FNB FINANCIAL SERVICES CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER
                     (Revised and Approved January 22, 2004)

RESPONSIBILITIES

The committee will carry out the following responsibilities:

Financial Statements

      o Review significant accounting and reporting issues and understand their impact on the financial statements. Such issues may include:

                  - Complex or unusual transactions of a material nature and highly judgmental areas

                  - Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles

                  - The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      o Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, where appropriate.

      o Review with management and the independent auditors the results of the annual audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements between the independent auditors and management.

      o Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

      o Review disclosures made by the CEO and CFO in connection with the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

      o Discuss earnings press releases (particularly use of "pro-forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Committee is not required to discuss each release in advance of its distribution.

Internal Control

      o Consider the overall effectiveness of the Company's internal control system.

      o Understand the scope of internal and independent auditors' review of internal control over financial reporting, and obtain and evaluate reports on significant findings and recommendations, together with management's responses.

Internal Audit

      o Review with management and the director of internal audit the charter, plans, activities, staffing, and organizational structure of the internal audit function.

      o Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the director of internal audit.

      o     Review the overall effectiveness of the internal audit function.

      o On a regular basis, meet separately with the director of internal audit to discuss any matters that the Committee members or internal audit believes should be discussed privately.

Independent Audit

      o Review the independent auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.

      o Review the performance of the independent auditors, and exercise final approval on the appointment or

                                                                      APPENDIX A

                       FNB FINANCIAL SERVICES CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER
                     (Revised and Approved January 22, 2004)

            discharge of the independent auditors.

            In performing this review, the Committee will:

                  - At least annually, obtain and review a report by the independent auditor describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to correct any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and the Company.

                  - Take into account the opinions of management and internal audit regarding the independent auditor.

                  - Review and evaluate the lead partner of the independent auditor.

                  - Present the Committee's conclusions with respect to the independent auditor to the Board.

      o Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

      o Set clear hiring policies for employees or former employees of the independent auditor.

      o On a regular basis, meet separately with the independent auditors to discuss any maters that the Committee or independent auditors believe should be discussed privately.

Compliance

      o Review the effectiveness of the system for monitoring compliance with applicable laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

      o Establish procedures for: (i) receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      o Review the findings of any examinations by regulatory agencies, and any examiner observations.

      o Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

      o Obtain regular updates from management and Company legal counsel regarding compliance matters.

Reporting Responsibilities

      o Regularly report to the Board about Committee activities and issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

      o Provide an open avenue of communication between internal audit, the independent auditors, and the Board.

      o Report annually to the shareholders of the Company, describing the Committee's composition, responsibilities and how they were discharged, and any other required information, including approval of non-audit services performed by the independent auditors.

      o Review other reports the Company issues that relate to Committee responsibilities.

Other Responsibilities

      o Discuss with management the Company's major policies with respect to risk assessment and risk management.

      o Perform other activities related to this Charter as requested by the Board.

                                                                      APPENDIX A

                       FNB FINANCIAL SERVICES CORPORATION
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER
                     (Revised and Approved January 22, 2004)

      o     Institute and oversee special investigations, as needed.

      o Review and assess the adequacy of the Committee Charter annually, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by applicable law or regulation.

      o Confirm annually that all responsibilities outlined in this charter have been carried out.

      o Evaluate the Committee's and individual Committee members' performance at least annually.

-----------------------------------------

Securities Exchange Act of 1934 - Section 10A (m):

      a.    Standards Relating to Audit Committees

                  1.    Commission rules

                        A.    In general

                              Effective not later than 270 days after the date of enactment of this subsection, the Commission shall, by rule, direct the national securities exchanges and national securities associations to prohibit the listing of any security of an issuer that is not in compliance with the requirements of any portion of paragraphs (2) through (6).

                        B.    Opportunity to cure defects

                              The rules of the Commission under subparagraph (A) shall provide for appropriate procedures for an issuer to have an opportunity to cure any defects that would be the basis for a prohibition under subparagraph (A), before the imposition of such prohibition.

                  2. Responsibilities relating to registered public accounting firms

                        The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by that issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee.

                  3.    Independence

                        A.    In general

                              Each member of the audit committee of the issuer shall be a member of the board of directors of the issuer, and shall otherwise be independent.

                        B.    Criteria

                              In order to be considered to be independent for purposes of this paragraph, a member of an audit committee of an issuer may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee--

                              i. accept any consulting, advisory, or other compensatory fee from the issuer; or

                              ii. be an affiliated person of the issuer or any subsidiary thereof.

                                                                      APPENDIX A

                       FNB FINANCIAL SERVICES CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER
                    (Revised and Approved January 22, 2004)

                        C.    Exemption authority

                              The Commission may exempt from the requirements of subparagraph (B) a particular relationship with respect to audit committee members, as the Commission determines appropriate in light of the circumstances.

                  4.    Complaints

                        Each audit committee shall establish procedures for--

                        A. the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters; and

                        B. the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

                  5.    Authority to engage advisers

                        Each audit committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

                  6.    Funding

                        Each issuer shall provide for appropriate funding, as determined by the audit committee, in its capacity as a committee of the board of directors, for payment of compensation--

                        A. to the registered public accounting firm employed by the issuer for the purpose of rendering or issuing an audit report; and

                        B. to any advisers employed by the audit committee under paragraph (5).

REVOCABLE PROXY
FNB FINANCIAL SERVICES CORPORATION

PLEASE MARK VOTES
AS IN THIS EXAMPLE

Annual Meeting of SHAREholders
May 20, 2004
This Appointment of Proxy is Solicted on
Behalf of the Board of Directors

The undersigned hereby appoints Joseph H. Kinnarney and Michael W. Shelton, and each of them, as attorneys and proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote as directed below all the shares of Common Stock of FNB Financial Services Corporation (the "Corporation") held of record by the undersigned on March 12, 2004 at the Annual Meeting of Shareholders of the Corporation to be held on May 20, 2004 and any adjournments thereof. The undersigned hereby directs that such shares be voted as follows:


                                                 With-    For All
                                        For      hold     Except
1. ELECTION OF DIRECTORS:               [_]      [_]       [_]
Nominees:
O. Eddie Green and E. Reid Teague for a one-year term.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment. The shares represented by this Appointment of Proxy will be voted as directed above. In the absence of any direction, such shares will be voted by the proxies "FOR" the election of each of the nominees for director as listed in Proposal 1 by casting an equal number of votes for each such nominee. If, at or before the time of the Annual Meeting, any nominee listed in Proposal 1 becomes unavailable for any reason, the proxies are authorized to vote for a substitute nominee.

Please be sure to sign and date this Proxy in the box below.

----------------------------------------
                  Date

----------------------------------------
         Shareholder sign above

----------------------------------------
    Co-holder (if any) sign above


--------------------------------------------------------------------------------
   Detach above card, sign, date and mail in postage paid envelope provided.

FNB FINANCIAL SERVICES CORPORATION

Please sign exactly as your name(s) appears on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in the company's name by manager. PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.